UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14A-101)
Schedule 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)
Filed by the Registrant ☒   Filed by a party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
EMBARK TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Dear Embark Stockholders:
You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Embark Technology, Inc. (“Embark”), a Delaware corporation, to be held on August 15, 2022, at 11:00 a.m. Eastern Time. The Special Meeting will be a completely virtual meeting conducted via live webcast. You will be able to attend the Special Meeting online, vote your shares electronically and submit your questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/EMBK2022SM and entering your password. Be sure to have your 16-Digit Control Number included on your proxy card or the instructions that accompanied your proxy materials in order to join the Special Meeting.
During this Special Meeting, you will be asked to vote on the following item:
1.
An amendment to our Second Amended and Restated Certificate of Incorporation to give our Board of Directors discretionary authority to effect a reverse stock split, at a reverse split ratio ranging from any whole number between 1-for-15 and 1-for-30, as determined by the Board of Directors.

Whether or not you plan to attend the Special Meeting virtually, we encourage you to vote. You may vote by telephone or online, or by completing, signing, dating, and returning the enclosed proxy card or voting instruction form. The accompanying Notice of Special Meeting of Stockholders and Proxy Statement describe the business to be conducted at the Special Meeting and specific instructions for voting. You are encouraged to read the accompanying materials carefully and vote in accordance with the recommendations of the Board of Directors.
Thank you for your investment in Embark. We appreciate your support.
Sincerely,

Alex Rodrigues
Chief Executive Officer, Founder and Director
July [•], 2022

EMBARK TECHNOLOGY, INC.
424 Townsend Street
San Francisco, California 94107
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
Special Meeting Information

Time 11:00 a.m. Eastern Time	Date August 15, 2022	Place Online only via live webcast at www.virtualshareholdermeeting. com/EMBK2022SM
To Our Stockholders:
NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Embark Technology, Inc. (“Embark”), a Delaware corporation, will be held on August 15, 2022, at 11:00 a.m. Eastern Time (the “Special Meeting”). The Special Meeting will be a completely virtual meeting conducted via live webcast. You will be able to attend the Special Meeting online, vote your shares electronically, and submit your questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/EMBK2022SM and entering your 16-Digit Control Number included on your proxy card or the instructions that accompanied your proxy materials.
At the Special Meeting, stockholders will consider and vote on the following matter:
1.
An amendment to our Second Amended and Restated Certificate of Incorporation to give our Board of Directors discretionary authority to effect a reverse stock split of (i) our outstanding Class A common stock, par value $0.0001 per share (the “Class A common stock”) and (ii) our outstanding Class B common stock, par value $0.0001 per share (the “Class B common stock” and, together with the Class A common stock, the “Common Stock”), at a reverse split ratio ranging from any whole number between 1-for-15 and 1-for-30, as determined by the Board of Directors.

Stockholders of record at the close of business on July 1, 2022 are entitled to notice of, and to vote at, the Special Meeting.
A complete list of stockholders of the Company will be open to the examination of any stockholder during ordinary business hours for a period of ten days prior to the Special Meeting for a purpose germane to the meeting at the Company’s principal place of business at 424 Townsend Street, San Francisco, California 94107. The complete list of these stockholders will be available on the bottom panel of your screen during the meeting after entering the virtual control number included on your proxy card, or on the materials provided by your bank or broker.
Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the Special Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible, so that your shares may be represented at the Special Meeting. You may submit your proxy by telephone or online, or by completing, signing, dating and returning the enclosed proxy card or voting instruction form. Note that, in light of possible delays or disruptions in mail service, we encourage stockholders to submit their proxy via telephone or online. If you decide to attend the Special Meeting, you will be able to vote electronically, even if you have previously submitted your proxy.
The Special Meeting may be postponed, rescheduled, or cancelled by the Board of Directors and may be adjourned by the Chair of the Special Meeting in accordance with the Company’s bylaws.

This Notice of the Special Meeting, Proxy Statement, and form of proxy are being distributed and made available on or about July [•], 2022.
By Order of the Board of Directors,

Alex Rodrigues
Chief Executive Officer, Founder and Director
July [•], 2022

EMBARK TECHNOLOGY, INC.
424 Townsend Street
San Francisco, California 94107
PROXY STATEMENT
For the Special Meeting of Stockholders
To Be Held on August 15, 2022
General Information About Voting and the Special Meeting
This proxy statement and form of proxy are being furnished to stockholders of Embark Technology, Inc. (“Embark,” the “Company,” “we,” “us,” or “our”) in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use in connection with the Special Meeting of Stockholders (the “Special Meeting”) to be held on Monday, August 15, 2022, at 11:00 a.m. Eastern Time, or at any adjournments or postponements thereof, for the purposes set forth herein.
The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast. In order to participate in the Special Meeting live via the Internet, you must register at www.ProxyVote.com by 11:59 p.m. Eastern Time on August 14, 2022. If you are a registered holder, you must register using the 16-digit virtual control number included on your proxy card. If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the Special Meeting. If you hold your shares beneficially through a bank or broker and are unable to obtain a legal proxy, you will still be able to attend the Special Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate in the Special Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at www.ProxyVote.com. See “Attending the Special Meeting Online” for more information.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders To Be Held on August 15, 2022:
This Proxy Statement is available for viewing, printing and downloading at www.ProxyVote.com.
Purpose of the Special Meeting
At our Special Meeting, stockholders will act upon the following matter:
Proposal:
An amendment to our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), in the form attached to the proxy statement as Annex A, to effect a reverse stock split of (i) our outstanding Class A common stock, par value $0.0001 per share (the “Class A common stock”) and (ii) our outstanding Class B common stock, par value $0.0001 per share (the “Class B common stock” and, together with the Class A common stock, the “Common Stock”), at a reverse split ratio ranging from any whole number between 1-for-15 and 1-for-30, as determined by our Board (the “Reverse Stock Split Proposal”).

There are no other matters to be voted on at the Special Meeting. Under Section 2.3 of our Amended and Restated Bylaws (the “Bylaws”), no business may be transacted other than the business specified in the notice of such meeting.
Our Voting Securities
Holders of record of our Class A common stock and holders of record of our Class B common stock, at the close of business on Friday, July 1, 2022 (the “Record Date”) are entitled to receive notice of and to vote their shares at the Special Meeting or any adjournments or postponements thereof. On the Record Date, [•]

shares of our Class A common stock and 87,078,981 shares of our Class B common stock were issued and outstanding. Each share of Class A common stock entitles the holder thereof to one vote, and each share of Class B common stock entitles the holder thereof to ten (10) votes, with respect to all matters submitted to stockholders at the Special Meeting. Under our Certificate of Incorporation, holders of Class A common stock and holders of Class B common stock will vote together as a single class on the proposal presented at the Special Meeting. We have no other securities entitled to vote at the Special Meeting.
Voting Your Shares
If you are the record holder of your shares, you may vote by authorizing a proxy to vote on your behalf at the Special Meeting. Specifically, you may authorize a proxy over the Internet, by telephone, or by mail, or if you attend the Special Meeting via the Internet, you may vote your shares electronically during the Special Meeting.
By Internet	By Telephone	By Mail	During the Meeting
You may submit your proxy from any location in the world at www.proxyvote.com (you will need your virtual control number).	You may submit your proxy by calling 1-800-690-6903 and following the instructions on the proxy card.	You may vote by mail by completing, dating and signing the proxy card and mailing the proxy card in the enclosed postage-paid envelope provided to you.
If you wish to vote your shares electronically at the Special Meeting, you will need to visit www.virtualshareholder
meeting.com/ EMBK2022SM during the Special Meeting while the polls are open (you will need the virtual control number assigned to you in your registration confirmation email).

Internet and telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on August 14, 2022, for the voting of shares held by stockholders of record as of the Record Date. Proxy cards with respect to shares held of record must be received no later than August 14, 2022. Note that, in light of possible delays or disruptions in mail service, we encourage stockholders to submit their proxy via telephone or online.
If the shares you own are held in your bank or brokerage firm account in a fiduciary capacity (typically referred to as being held in “street name”), you should contact your bank, broker or other nominee to obtain your virtual control number or otherwise submit voting instructions to your bank or broker. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.
Attending the Special Meeting Online
The Special Meeting will convene at 11:00 a.m., Eastern Time, on Monday, August 15, 2022. In order to participate in the Special Meeting live via the Internet, you must register at www.ProxyVote.com by 11:59 p.m., Eastern Time, on August 14, 2022. If you are a registered holder, you must register using the 16-digit virtual control number included on your proxy card (if you received a printed copy of the proxy materials). If you hold your shares beneficially in street name, you must provide a legal proxy from your bank, broker or other nominee during registration and you will be assigned a virtual control number in order to vote your shares during the Special Meeting. If you hold your shares beneficially through a bank or broker and are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Special Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.ProxyVote.com.

On the day of the Special Meeting, if you have properly registered, you may enter the Special Meeting by logging in using the password you received via email in your registration confirmation at www.virtualshareholdermeeting.com/EMBK2022SM.
Even if you plan to attend the live webcast of the Special Meeting, we encourage you to vote in advance by Internet, telephone, or mail so that your vote will be counted even if you later decide not to attend the Special Meeting.
Technical Difficulties
We will have technicians ready to assist you with any technical difficulties you may have accessing the Special Meeting live audio webcast. Please be sure to check in by 10:45 a.m. Eastern Time on August 15, 2022, the day of the Special Meeting, so we may address any technical difficulties before the Special Meeting live audio webcast begins. If you encounter any difficulties accessing the Special Meeting live audio webcast during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting login page, or call 1-844-986-0822.
The platform we are using for the Special Meeting live audio webcast will require a software installation or the ability to run a temporary application in order for you to join the Special Meeting live audio webcast.
Questions and Answers during the Special Meeting
As part of the Special Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during or prior to the meeting that are pertinent to the Company and the meeting matter, as time permits. Only stockholders that have accessed the Special Meeting as a stockholder by following the procedures outlined above will be permitted to submit questions during the Special Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•	irrelevant to the business of the Company or to the business of the Special Meeting;
•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•	related to any pending, threatened or ongoing litigation;
•	related to personal grievances;
•	derogatory references to individuals;
•	substantially repetitious of questions already made by another stockholder;
•	in excess of the two-question limit;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Special Meeting as determined by the Chair or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Special Meeting webpage for stockholders that have accessed the Special Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above.
Recommendations of the Board
At the Special Meeting, our stockholders will be asked to vote on the proposal set forth below. Our Board recommends that you vote your shares:
“FOR” the Reverse Stock Split Proposal.
If you return a properly completed proxy card, or vote your shares by telephone or over the Internet, your shares will be voted on your behalf as you direct. If you return a properly completed proxy card and do not specify how to vote on the proposal, the shares of Common Stock represented by the proxies will be voted in accordance with the Board’s recommendation as described above for the proposal.

Broker Non-Votes
If the shares you own are held in street name through a bank or brokerage firm, the bank or brokerage firm is required to vote your shares in accordance with your instructions. You should direct your broker how to vote the shares held in your account. Under applicable stock exchange rules, if you do not instruct your broker on how to vote your shares, your broker will not be permitted to vote your shares with respect to certain “non-routine” matters, but will be allowed to vote your shares with respect to certain “routine” matters. Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and lacks the authority to vote those shares at its discretion. The Reverse Stock Split Proposal is a routine matter, so a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.
Revoking Your Proxy or Changing Your Vote
Submitting a proxy over the Internet or by telephone or execution of a proxy card will not in any way affect a stockholder’s right to attend the Special Meeting and vote electronically. A proxy may be revoked before it is used to cast a vote at the Special Meeting. If you are a stockholder of record, you can revoke your proxy by doing one of the following:
•	filing with our Secretary, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy;
•	submitting a proxy by Internet or telephone at a later time than your previous vote and before the closing of those voting facilities at 11:59 p.m., Eastern Time, on August 14, 2022;
•	duly executing a later-dated proxy relating to the same shares and delivering it to our Secretary before the taking of the vote; or
•
attending the Special Meeting and voting in person electronically. However, your attendance at the Special Meeting will not automatically revoke your proxy unless you vote again at the Special Meeting.

Any written notice of revocation or subsequent proxy should be sent to us at the following address: Embark Technology, Inc., 424 Townsend Street, San Francisco, California 94107, Attention: Siddhartha Venkatesan, Secretary.
If the shares you own are held in street name, you will need to follow the directions provided to you by your bank or brokerage firm on how to revoke or submit new voting instructions.
Quorum
In accordance with our Bylaws, the presence in person (or by remote communication) or representation by proxy of a majority in voting power of the Common Stock of the Company issued and outstanding and entitled to vote at the Special Meeting constitutes a quorum for the transaction of business at the Special Meeting. Abstentions and “broker non-votes” are counted as present for purposes of determining a quorum.
Votes Required
In accordance with our Bylaws, each outstanding share of Class A common stock is entitled to one vote, and each outstanding share of Class B common stock is entitled to ten votes. The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon is required to approve the Reverse Stock Split Proposal. Abstentions count as votes against the proposal. Because brokers have discretionary authority to vote on the proposal, we do not expect any broker non-votes on the proposal.
Counting of Votes
The votes will be counted, tabulated, and certified by a representative of American Election Services, LLC, the Company’s inspector of election for the Special Meeting. We plan to announce preliminary voting results at the Special Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the U.S. Securities and Exchange Commission (the “SEC”) shortly after the Special Meeting.

PROPOSAL — APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT
General
On June 30, 2022, our Board adopted resolutions (1) approving and declaring advisable an amendment to our Certificate of Incorporation to effect a reverse stock split (the “Reverse Stock Split”) of our Common Stock at a ratio ranging from any whole number between 1-for-15 and 1-for-30, with the exact ratio within such range to be determined by the Board at its discretion, subject to the Board’s authority to determine when to file the amendment and to abandon such amendment notwithstanding prior stockholder approval of such amendment, (2) directing that such amendment to our Second Amended and Restated Certificate of Incorporation be submitted to our stockholders for their approval, and (3) recommending that our stockholders approve and adopt the amendment. The form of the proposed amendment to our Certificate of Incorporation (the “Certificate of Amendment”) is attached to this proxy statement as Annex A.
By approving this proposal, stockholders will approve an amendment to our Certificate of Incorporation pursuant to which a number of outstanding shares of our Common Stock between 15 and 30, inclusive, would be combined into one share of our Class A common stock or Class B common stock, as applicable. The number of shares of Class A common stock underlying outstanding equity awards and available for future awards under our equity incentive plans as well as the number of shares issuable upon exercise of outstanding warrants would also be proportionately reduced in the same manner as a result of the Reverse Stock Split, as further described below under “ — Principal Effects of the Reverse Stock Split.” Upon receiving the stockholder approval, the Board will have the authority, but not the obligation, in its sole discretion, to elect without further action on the part of the stockholders, whether to effect the Reverse Stock Split and, if so, to determine the Reverse Stock Split ratio from among the approved range described above and to effect the Reverse Stock Split by filing the Certificate of Amendment with the Secretary of State of the State of Delaware.
The Board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including, without limitation, general market and economic conditions, the historical and then-prevailing trading price and trading volume of our Class A common stock, the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our Class A common stock, the anticipated impact on our market capitalization, and the continued listing requirements of The Nasdaq Global Market. Although our stockholders may approve the Reverse Stock Split, we will not effect the Reverse Stock Split if the Board does not deem it to be in the best interests of the Company and its stockholders.
Because the Reverse Stock Split will decrease the number of outstanding shares of our Common Stock by a ratio in the range of 1-for-15 to 1-for-30 but does not effect a decrease to the number of shares of Common Stock that the Company will be authorized to issue, the proposed amendment to our Certificate of Incorporation would result in a relative increase in the number of authorized and unissued shares of our Common Stock. For more information on the relative increase in the number of authorized shares of our Common Stock, see “—Principal Effects of the Reverse Stock Split–Issued and Outstanding Shares of Common Stock” below.
Purpose of the Reverse Stock Split
The Board submits the Reverse Stock Split Proposal to our stockholders for approval with the primary intent of increasing the per share price of our Class A common stock for the following reasons:
•	to ensure compliance with the $1.00 per share of Class A common stock minimum bid price requirement for continued listing on The Nasdaq Global Market;
•	to encourage increased investor interest in our Class A common stock and promote greater liquidity for our stockholders; and
•	to help attract, retain, and motivate employees.
Nasdaq Requirements for Continued Listing
Our Class A common stock is quoted on The Nasdaq Global Market under the symbol “EMBK.” For our Class A common stock to continue trading on The Nasdaq Global Market, the Company must comply with various listing standards, including that the Company maintain a minimum closing bid price of $1.00 per share of Class A common stock pursuant to Nasdaq Listing Rule 5450(a)(1).

Our Class A common stock has been trading below $1.00 recently. In the event our Class A common stock fails to maintain the minimum closing bid price of $1.00 for a period of 30 consecutive trading days, we will receive a written notification from The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that we had failed to comply with the minimum bid price requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we will then have an initial period of 180 calendar days (the “Compliance Period”), to regain compliance with the minimum bid price requirement of $1.00 per share of Class A common stock. In order to regain compliance with Nasdaq’s minimum bid price requirement, our Class A common stock must maintain a minimum closing bid price of $1.00 for at least ten consecutive trading days during the Compliance Period.
We believe that the Reverse Stock Split is our best means of increasing and maintaining the price of our Class A common stock to above $1.00 per share in compliance with Nasdaq requirements.
Potential Increased Investor Interest
In addition, in approving the proposed amendment to our Certificate of Incorporation, the Board considered that the Reverse Stock Split and the resulting increase in the per share price of our Class A common stock could encourage increased investor interest in our Class A common stock and promote greater liquidity for our stockholders.
Many brokerage houses and institutional investors have internal policies and practices that prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. A greater price per share of our Class A common stock could allow a broader range of institutions to invest in our Class A common stock. Additionally, investors may be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. For all of these reasons, we believe the Reverse Stock Split could potentially increase marketability, trading volume, and liquidity of our Class A common stock.
Employee Retention
The Board believes that some potential employees are less likely to work for the Company if we have a low stock price or are no longer listed on The Nasdaq Global Market, regardless of the size of our overall market capitalization. Accordingly, the Board believes that a higher stock price, which may be achieved through a reverse stock split, could help attract, retain, and motivate employees.
Board Discretion to Implement the Reverse Stock Split
The Board believes that stockholder approval of a range of ratios (as opposed to a single reverse stock split ratio) is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be effected. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be a whole number in a range of 1-for-15 to 1-for-30.
In determining the Reverse Stock split ratio and whether and when to effect the Reverse Stock Split following the receipt of stockholder approval, the Board will consider a number of factors, including, without limitation:
•	our ability to maintain the listing of our Class A common stock on The Nasdaq Global Market;
•	the historical trading price and trading volume of our Class A common stock;
•	the number of shares of our Class A common stock outstanding immediately before and after the Reverse Stock Split;
•
the then-prevailing trading price and trading volume of our Class A common stock and the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our Class A common stock;

•	the anticipated impact of a particular ratio on our market capitalization; and
•	prevailing general market and economic conditions.

We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If our Board chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Reverse Stock Split ratio.
Risks Associated with the Reverse Stock Split
There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our Class A common stock. There is no assurance that:
•
the market price per share of our Class A common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our Class A common stock outstanding immediately before the Reverse Stock Split;

•
the Reverse Stock Split will result in a per share price that will increase the level of investment in our Class A common stock by institutional investors or increase analyst and broker interest in our Company;

•	the Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers; and
•
the market price per share of our Class A common stock will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on The Nasdaq Global Market.

Stockholders should note that the effect of the Reverse Stock Split, if any, upon the trading price of our Class A common stock cannot be accurately predicted. In particular, we cannot assure you that the price for a share of our Class A common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Class A common stock outstanding before the Reverse Stock Split or, even if it does, that such price will be maintained for any period of time.
Even if an increased per share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above under “—Purpose of the Reverse Stock Split.” Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of our Class A common stock.
While we aim that the Reverse Stock Split will be sufficient to maintain our listing on The Nasdaq Global Market, it is possible that, even if the Reverse Stock Split results in a bid price for our Class A common stock that exceeds $1.00 per share of Class A common stock, we may not be able to continue to satisfy Nasdaq’s additional requirements and standards for continued listing of our Class A common stock on The Nasdaq Global Market, including but not limited to the requirement that we have at least 400 stockholders.
We believe that the Reverse Stock Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split, particularly if the price of our Class A common stock does not increase as a result of the Reverse Stock Split.
Additionally, if the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Class A common stock. A purchase or sale of less than 100 shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of our Class A common stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their shares of our Class A common stock.
Principal Effects of the Reverse Stock Split
Issued and Outstanding Shares of Common Stock
If the Reverse Stock Split is approved and effected, each holder of our Common Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of our Common Stock upon effectiveness of the Reverse Stock Split. The Reverse Stock Split would be effected simultaneously at the same exchange ratio for all outstanding shares of both Class A common stock and

Class B common stock, as required by our Certificate of Incorporation. Except for adjustments that may result from the treatment of fractional shares (as described below), the Reverse Stock Split would affect all stockholders uniformly and would not change any stockholder’s relative percentage ownership interest in the Company, voting rights, or other rights that accompany shares of our Common Stock. Shares of our Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable, and the par value per share of Common Stock will remain $0.0001.
As of the Record Date, the Company had [•] shares of Common Stock outstanding, consisting of [•] shares of Class A common stock and 87,078,981 shares of Class B common stock. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-15, 1-for-20, 1-for-25, or 1-for-30, the number of issued and outstanding shares of Class A common stock after the Reverse Stock Split would be approximately [•] shares, [•] shares, [•] shares, and [•] shares, respectively, and the number of issued and outstanding shares of Class B common stock after the Reverse Stock Split would be approximately 5,805,265 shares, 4,353,949 shares, 3,483,159 shares, and 2,902,632 shares, respectively.
Relative Increase in Number of Authorized Shares of Common Stock for Issuance
The Reverse Stock Split will not affect the number of authorized shares of Common Stock, which will remain at 4,110,000,000 shares, consisting of (i) 4,000,000,000 shares of Class A common stock, (ii) 100,000,000 shares of Class B common stock, and (iii) 10,000,000 shares of preferred stock.
Although the number of authorized shares of our Common Stock will not change as a result of the Reverse Stock Split, the number of shares of our Common Stock issued and outstanding will be reduced in proportion to the ratio selected by the Board. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.
If the proposed amendment to the Certificate of Incorporation is approved, all or any of the authorized and unissued shares of Class A common stock may be issued in the future for such corporate purposes and such consideration as the Board deems advisable from time to time, without further action by the stockholders of our Company and without first offering such shares to our stockholders. When and if additional shares of Class A common stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of Class A common stock, including the right to cast one vote per share. However, under our Certificate of Incorporation, additional shares of Class B common stock may not be issued unless such issuance is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock voting as a separate class and only for a limited period of time.
Except pursuant to the Company’s equity incentive plans for our employees and directors, outstanding warrants (described below) and the Company’s agreement with CF Principal Investments LLC (“Cantor”) pursuant to which the Company has the right, but not the obligation, to sell to Cantor shares of our Class A common stock up to a specified amount at our option (referred to herein as the “Committed Equity Facility”), the Company presently has no plan, commitment, arrangement, understanding, or agreement regarding the issuance of Common Stock. However, the Company regularly considers its capital requirements and may conduct securities offerings, including equity and/or equity linked offerings, in the future. Any shares issuable pursuant to the above described plans, warrants, and the Committed Equity Facility will be subject to the Reverse Stock Split ratio determined by the Board
Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued shares of Common Stock, the future issuance of additional shares of Common Stock will reduce our current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of Common Stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of Common Stock. If these factors were reflected in the price per share of our Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment.
The Reverse Stock Split will have no effect on the number of authorized shares of preferred stock or the par value of the preferred stock, and we do not have any outstanding shares of preferred stock.

Equity Compensation Plans and Outstanding Awards
Pursuant to the Embark Trucks Inc. Amended and Restated 2016 Stock Plan, the Embark Technology, Inc. 2021 Incentive Award Plan, and the Embark Technology, Inc. 2021 Employee Stock Purchase Plan (collectively, the “Plans”), we have granted stock options and restricted stock units and other awards to our employees and directors.
If the Reverse Stock Split is approved and effected, under the terms of the Plans and outstanding award agreements, the total number of shares of Class A common stock issuable upon exercise or vesting of such awards and the total number of shares of Class A common stock remaining available for future awards under the Plans would be proportionately reduced based on the Reverse Stock Split ratio selected by our Board, and any fractional shares that may result therefrom shall be rounded down. Furthermore, the exercise price of any outstanding options would be equitably adjusted in accordance with the terms of the Plans and outstanding award agreements. Our Board has authorized the Company to effect any changes necessary, desirable or appropriate to give effect to the Reverse Stock Split under the Plans, including any applicable technical, conforming changes thereunder.
Warrants
In addition, we have issued to third party investors warrants to purchase shares of our Class A common stock. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at $11.50 per share. As of the Record Date, a total of [•] warrants remained outstanding.
If the Reverse Stock Split is approved and effected, under the terms of the warrant agreement, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased, and the warrant purchase price will be equitably adjusted (to the nearest cent), in each case, based on the Reverse Stock Split ratio selected by our Board. The terms of our outstanding warrants do not permit issuance of fractional shares upon exercise of warrants. Instead, the number of shares issuable shall be rounded down upon exercise of those warrants.
The table below outlines our capital structure as described in this proposal prior to and immediately following the Reverse Stock split at certain possible ratios in the proposed range, without giving effect to the treatment of fractional shares. All share numbers shown in the table are based on share information as of the Record Date.
	Pre-Split		1-for-15		1-for-20		1-for-25		1-for-30
	Class A	Class B	Class A	Class B	Class A	Class B	Class A	Class B	Class A	Class B
Authorized	4,000,000,000	100,000,000	4,000,000,000	100,000,000	4,000,000,000	100,000,000	4,000,000,000	100,000,000	4,000,000,000	100,000,000
Issued and Outstanding		87,078,981		5,805,265		4,353,949		3,483,159
Issuable Upon Exercise of Outstanding Warrants
Issuable under Outstanding Awards
Reserved for Issuance under the Plans(1)
Reserved for Issuance under the Committed Equity Facility(2)
Authorized but Unissued(3)(4)		12,921,019		94,194,735		95,646,051		96,516,841		96,516,841
(1)	Shares reserved for future issuance under the Plans, excluding shares issuable under outstanding stock options and restricted stock units.
(2)	Shares reserved for future issuance under the Company’s agreement with Cantor described above.
(3)
Shares authorized but unissued represent shares of Common Stock available for future issuance as of the Record Date, excluding shares issuable under outstanding stock options and restricted stock units, shares issuable upon exercise of warrants and shares reserved for issuance under the Committed Equity Facility.

(4)
Under our Certificate of Incorporation, additional shares of Class B common stock may not be issued unless such issuance is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock voting as a separate class and only for a limited period of time.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates, if Applicable
If the proposed amendment to our Certificate of Incorporation is approved by the Company’s stockholders and our Board determines to effect the Reverse Stock Split, the Reverse Stock Split will become effective at the time of filing of the Certificate of Amendment with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, shares of our Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into new shares of Class A common stock or Class B common stock, as applicable, in accordance with the Reverse Stock Split ratio contained in the Certificate of Amendment.
Registered “Book-Entry” Holders of Common Stock
As soon as practicable after the Effective Time, stockholders will be notified by our transfer agent that the Reverse Stock Split has been effected. If you hold shares of Common Stock in book-entry form, you will not need to take any action to receive post-reverse stock split shares of our Common Stock. As soon as practicable after the Effective Time, the Company’s transfer agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-reverse stock split shares of Common Stock you hold. If applicable, a check representing a cash payment in lieu of fractional shares will also be mailed to your registered address as soon as practicable after the Effective Time (see “—Fractional Shares” below).
Beneficial Holders of Common Stock
Upon the implementation of the Reverse Stock Split, we intend to treat shares of Common Stock held by stockholders in “street name” (i.e., through a bank, broker, custodian, or other nominee), in the same manner as registered “book-entry” holders of Common Stock. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of our Common Stock with a bank, broker, custodian, or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian, or other nominee.
Holders of Certificated Shares of Common Stock
Some stockholders hold their shares of Common Stock in certificate form. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-reverse stock split shares in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate or certificates representing the pre-reverse stock split shares of our Common Stock for a statement of ownership. When you submit your certificate or certificates representing the pre-reverse stock split shares of our Common Stock, your post-reverse stock split shares of our Common Stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate representing the aggregate number of post-reverse stock split shares you own, you will receive a statement indicating the number of post-reverse stock split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a certificate representing your post-reverse stock split ownership interest.
Fractional Shares
No scrip or fractional shares would be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by the Board. Instead, each stockholder will be entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fair value of such fractional share as determined by the Board. No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares for the period of time between the Effective Time and the date payment is received.

After the Reverse Stock Split, then-current stockholders would have no further interest in our Company with respect to their fractional shares. A person entitled to a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-reverse stock split stockholders to the extent that there are stockholders holding fewer than that number of pre-reverse stock split shares within the reverse stock split ratio that is determined by the Board as described above. Reducing the number of post-reverse stock split stockholders, however, is not the purpose of this proposal.
Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.
STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
Beginning at the Effective Time, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.
No Appraisal Rights
Under the Delaware General Corporation Law, the Company’s stockholders will not be entitled to appraisal rights with respect to the Reverse Stock Split, and we do not intend to independently provide stockholders with any such right.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934 (the “Exchange Act”).
Interests of Certain Persons in the Proposal
Certain of our officers and directors have an interest in this proposal as a result of their ownership of shares of our Common Stock, as set forth below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” However, we do not believe that our officers or directors have interests in this proposal that are different from or greater than those of any of our other stockholders.
Anti-takeover Effects of Proposed Amendment
Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposed amendment to our Certificate of Incorporation discussed herein, that may be used as an anti-takeover mechanism. An additional effect of the Reverse Stock Split would be to increase the relative amount of authorized but unissued shares of Common Stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the increased available shares might be to make more difficult or to discourage an attempt to take over or otherwise acquire control of the Company (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other change in control transaction). In addition, our Certificate of Incorporation and our Bylaws include provisions that may have an anti-takeover effect. These provisions, among things, provide for a classified Board, include enhanced voting rights for holders of Class B common stock, and permit the Board to issue preferred stock with rights senior to those of the Common Stock without any further vote or action by the stockholders; provided that special meetings of stockholders may only be called by our Board and some of our officers, and do not provide for cumulative voting rights, which could make it more difficult for stockholders to effect certain corporate actions and may delay or discourage a change in control.
Our Board is not presently aware of any attempt, or contemplated attempt, to acquire control of the Company, and the Reverse Stock Split Proposal is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.

Accounting Treatment of the Reverse Stock Split
If the Reverse Stock Split is effected, the par value per share of our Common Stock will remain unchanged at $0.0001. Accordingly, on the Effective Date, the stated capital on the Company’s consolidated balance sheets attributable to our Common Stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to stockholders that hold their shares of Common Stock as capital assets for U.S. federal income tax purposes. This summary is based upon the provisions of the U.S. Internal Revenue Code, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below.
This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders that may be subject to special tax rules, including, without limitation: (i) persons subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use the mark-to-market method of accounting; (viii) persons whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquired our common stock in connection with employment or the performance of services; (xii) retirement plans; (xiii) persons who are not U.S. Holders (as defined below); or (xiv) certain former citizens or long-term residents of the United States.
In addition, this summary of certain U.S. federal income tax consequences does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences). If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.
We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service, or the IRS, regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.
EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.
This summary addresses only stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is or is treated as any of the following:
•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a recapitalization, except as described below with respect to cash received in lieu of fractional shares, a stockholder should not recognize gain or loss as a result of the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of the Common Stock received pursuant to the Reverse Stock Split should equal the stockholder’s aggregate tax basis in the shares of the Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our Common Stock), and such stockholder’s holding period in the shares of the Common Stock received should include the holding period of the shares of the Common Stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered pursuant to the Reverse Stock Split to shares of Common Stock received pursuant to the Reverse Stock Split. Stockholders holding shares of Common Stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A stockholder who receives cash in lieu of a fractional share of Common Stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A stockholder who receives cash in lieu of a fractional share in the Reverse Stock Split should recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of the fractional share and the portion of the stockholder’s adjusted tax basis allocable to the fractional share. Stockholders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.
A stockholder may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed Internal Revenue Service Form W-9) may also be subject to backup withholding at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability; provided that the required information is properly furnished in a timely manner to the Internal Revenue Service.
Vote Required
Approval of the amendment to our Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon. Abstentions will count as votes against this proposal. Because brokers have discretionary authority to vote on this proposal, we do not expect any broker non-votes in connection with this proposal.
Board Recommendation
Our Board recommends a vote “FOR” the approval of the Reverse Stock Split Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our Common Stock as of May 20, 2022, by:
•	each person known to us to beneficially own more than 5% of any class of the outstanding voting securities of the Company;
•	each of our directors and current executive officers; and
•	all of our directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of May 20, 2022.
The following table reflects beneficial ownership of any shares of Class A common stock issuable upon exercise of public warrants or private placement warrants, in each case exercisable or convertible within 60 days of May 20, 2022.
Percentage ownership of our voting securities is based on 367,870,430 shares of our Class A common stock and 87,078,981 shares of our Class B common stock issued and outstanding as of May 20, 2022. Each share of our Class B common stock is entitled to 10 votes per share of Class B common stock.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all securities shown as beneficially owned by them, subject to applicable community property laws.
Name and Address of Beneficial Owner(1)	Class A Common Stock	%	Class B Common Stock	%
5% Holders
Entities Affiliated With Sequoia Capital(2)	53,144,138	14.4%	—	—
Data Collective IV, L.P.(3)	63,720,154	17.3%	—	—
Affiliates of Maven Ventures(4)	21,684,426	5.9%	—	—
Directors and Executive Officers
Alex Rodrigues(5)	—	—	50,034,332	57.5%
Brandon Moak(6)	—	—	37,044,649	42.5%
Richard Hawwa	1,305,065	*	—	—
Siddhartha Venkatesan	419,485	*	—	—
Stephen Houghton	201,974	*	—	—
Elaine Chao	447,451	*	—	—
Pat Grady(7)	53,886,635	14.6%	—	—
Patricia Chiodo	3,651	*	—	—
Ian Robertson(8)	304,357	*	—	—
All directors and officers as a group (nine individuals)	56,568,618	15.4%	87,078,981	100.0%
*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 424 Townsend Street, San Francisco, CA 94107.
(2)
Consists of (i) 18,679,330 shares of Class A common stock held of record by Sequoia Capital U.S. Growth Fund VII, L.P. (“GFVII”); (ii) 1,106,850 shares of Class A common stock held of record by Sequoia Capital U.S. Growth VII Principals Fund, L.P. (“GFVII PF”, and collectively with GFVII, the “GFVII Funds”); (iii) 25,631,605 shares of Class A common stock held of record by Sequoia Capital U.S. Venture Fund XV, L.P. (“SC XV”); (iv) 1,542,608 shares of Class A common stock held of record by Sequoia Capital U.S. Venture Partners Fund XV (Q), L.P. (“STPQ XV”); (v) 554,099 shares of Class A common stock held of record by Sequoia Capital U.S. Venture Partners Fund XV, L.P. (“STP XV”); and (vi) 5,629,646 shares of Class A common stock held of record by Sequoia Capital U.S. Venture XV Principals Fund, L.P. (“SC XV PF”, and collectively with SC XV, STPQ XV and STP XV, the “SC XV Funds”). SC US (TTGP), Ltd. is (i) the general partner of SC U.S. Growth VII Management, L.P., which is the general partner of each of the GFVII Funds, and (ii) the general partner of SC U.S. Venture XV Management, L.P., which is the general partner of each of the SC XV Funds. The directors and stockholders of SC U.S. Venture XV Management, L.P. who exercise voting and investment discretion with respect to the SC XV Funds include Douglas Leone, Roelof Botha, Alfred Lin and James Goetz. The directors and stockholders of SC US (TTGP), Ltd. who exercise voting and investment discretion with respect to the GFVII Funds include Pat Grady, one of the Company’s directors. The directors and stockholders of SC US (TTGP), Ltd. who exercise voting and investment discretion with respect to the GFVII Funds include Douglas Leone, Roelof Botha, Pat Grady, Carl Eschenback and James Goetz. Mr. Grady expressly disclaims beneficial ownership of the shares held by the GF VII Funds. The address for each of the Sequoia Capital entities identified in this footnote is 2800 Sand Hill Road, Suite 101, Menlo Park, California 94025.
(3)
Consists of 63,720,154 shares of Class A common stock held of record by Data Collective IV, L.P. (“DCVC IV”). Data Collective IV GP, LLC, or DCVC IV GP, is the general partner of DCVC IV. Zachary Bogue and Matthew Ocko are the managing members of DCVC IV GP. Zachary Bogue and Matthew Ocko exercise voting and dispositive power over the shares held by DCVC IV. The address of the entities listed herein is 270 University Avenue, Palo Alto, California 94301.

(4)
Includes 20,684,426 shares of Class A common stock held of record by Maven Ventures Fund II, L.P., 300,000 shares of Class A common stock held of record by Maven Ventures Fund III, L.P. and 700,000 shares of Class A common stock held of record by Maven Ventures Opportunity Fund I, L.P. The general partner of Maven Ventures Fund II, L.P. is Maven Ventures Partners II, LLC. The general partner of Maven Ventures Fund III, L.P. is Maven Ventures Partners III, LLC. The general partner of Maven Ventures Opportunity Fund I, L.P. is Maven Ventures Opportunity Partners I, LLC. The address of the entities identified in this footnote is 631 Emerson St., Palo Alto, California 94301.

(5)	Consists of shares Class B common stock held by Mr. Rodrigues as grantor-trustee of the Alex Rodrigues Living Trust.
(6)	Consists of shares Class B common stock held by Mr. Moak as grantor-trustee of the Brandon Moak Living Trust.
(7)
Consists of (a) 742,497 shares of Class A common stock held by Mr. Grady and (b) shares listed in footnote 2 above held of record by entities affiliated with Sequoia Capital. Mr. Grady, one of the Company’s directors, is a partner of Sequoia Capital and, therefore, may be deemed to exercise voting and investment discretion with respect to the shares listed in footnote 2 above. Mr. Grady disclaims beneficial ownership of the shares held by the Sequoia Capital entities.

(8)
Consists of 164,523 shares of Class A common stock and 139,834 warrants to purchase Class A common stock. Active Engineering Services Limited is the record holder of these shares, and such shares can be deemed to be beneficially held by Techno Whiz Kid Inc., which is controlled by Mr. Robertson. The address for Active Engineering Services Limited and Mr. Robertson is 4801 Main Street, Suite 1000 Kansas City, Missouri 64112. The address for Techno Whiz Kid Inc. is 6 Raymar Place, Oakville, Ontario Canada L6J 6M1.

ADDITIONAL INFORMATION
Other Matters
Our Bylaws provide that only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to a notice of meeting. Accordingly, no business other than the proposal set forth herein shall be conducted at the Special Meeting.
Stockholder Proposals and Director Nominations
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to us at our principal executive offices, 424 Townsend Street, San Francisco, California 94107. Any proposal submitted pursuant to Rule 14a-8 must be received by us no later than December 31, 2022. We suggest that proponents submit their Rule 14a-8 proposals by certified mail, return receipt requested, addressed to our Secretary, Siddhartha Venkatesan.
In addition, our Bylaws establish an advance notice procedure with regard to director nominations and other proposals by stockholders that are not intended to be included in our proxy materials, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2023 annual meeting of stockholders, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be in writing and delivered to or mailed and received by our Secretary at our principal executive offices not later than March 11, 2023 and not before February 9, 2023. However, if the 2023 annual meeting of stockholders is more than 30 days earlier, or more than 60 days later, than the first anniversary of the annual meeting, notice must be so delivered or received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the date on which public disclosure of the date of such annual meeting was made. Our Bylaws also specify requirements relating to the content of the notice that stockholders must provide in order for a director nomination or other proposal to be properly presented at the 2023 annual meeting of stockholders.
Householding of Proxy Materials
The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-16396, or (3) send an email to sendmaterial@proxyvote.com.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact D.F. King & Co.at EMBK@dfking.com or dial toll-free 1-800-755-7250.
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us.
In addition to the use of the mails, proxies may be solicited by telephone and email by directors, officers and other employees of Embark who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.
We have also engaged D.F. King & Co. to assist in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements that are not expected to exceed $20,000 in the aggregate. You may contact D.F. King & Co. by mail at 48 Wall Street, 22nd Floor, New York, NY 10005, by phone toll-free at 1-800-755-7520 or by email at EMBK@dfking.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING ELECTRONICALLY, WE URGE YOU TO SUBMIT A PROXY FOR YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, OR BY SIGNING, DATING AND MAILING THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE.
By Order of the Board of Directors,

Alex Rodrigues
Chief Executive Officer, Founder and Director
San Francisco, California
July [•], 2022

Annex A
CERTIFICATE OF AMENDMENT

TO

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

EMBARK TECHNOLOGY, INC.
Embark Technology, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
FIRST:  That Article IV of the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended and/or restated to date, be, and hereby is, amended and restated in its entirety to read as follows:
“The total number of shares of capital stock that the Corporation shall have authority to issue is 4,110,000,000, consisting of (i) 4,000,000,000 shares of Class A common stock, having a par value of $0.0001 per share (the “Class A Common Stock”); (ii) 100,000,000 shares of Class B common stock, having a par value of $0.0001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), and (ii) 10,000,000 shares of preferred stock, having a par value of $0.0001 per share (the “Preferred Stock”).
Effective as of the effectiveness of this Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware (the “Reverse Stock Split Effective Time”), a one-for-[•] reverse stock split of the Corporation’s Common Stock (as defined above) shall become effective, pursuant to which (i) each [•]1 shares of Class A Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Reverse Stock Split Effective Time and each [•]1 shares of Class B Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Reverse Stock Split Effective Time shall be automatically reclassified and combined into one validly issued, fully-paid and non-assessable share of Class A Common Stock or Class B Common Stock, respectively, authorized by this Article IV without any action by the holder thereof upon the Reverse Stock Split Effective Time and shall represent one share of Class A Common Stock or one share of Class B Common Stock, respectively, from and after the Reverse Stock Split Effective Time, and (such reclassification and combination of shares, the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Class A Common Stock or Class B Common Stock that were issued and outstanding immediately prior to the Reverse Stock Split Effective Time, upon surrender after the Reverse Stock Split Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Class A Common Stock or Class B Common Stock, as the case may be, as a result of the Reverse Stock Split, following the Reverse Stock Split Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fair value of such fraction as determined by the Board of Directors; provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Class A Common Stock or Class B Common Stock that were issued and outstanding immediately prior to the Reverse Stock Split Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Class A Common Stock or Class B Common Stock after the Reverse Stock Split Effective Time into which the shares of Class A Common Stock or Class B Common Stock formerly represented by such certificates shall have been reclassified; and (ii) with respect to holders of shares of Class A Common Stock or Class B Common Stock in book-entry form in the records of the Company’s transfer agent that were issued and outstanding immediately prior to the Reverse Stock Split Effective Time, any holder who would otherwise be
[1]
Shall be a whole number equal to or greater than fifteen (15) and equal to or less than thirty (30), which number is referred to as the “Reverse Split Factor” (it being understood that any Reverse Split Factor within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the Board and stockholders in accordance with Section 242 of the Delaware General Corporation Law).

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entitled to a fractional share of Class A Common Stock or Class B Common Stock, as the case may be, as a result of the Reverse Stock Split, following the Reverse Stock Split Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.”
SECOND:  That, the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer, Founder and Director on this    day of   , 2022.
EMBARK TECHNOLOGY, INC.

By:
Alex Rodrigues
Chief Executive Officer, Founder, and Director
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SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 14, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EMBK2022SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed proxy cards must be received by 11:59 p.m. Eastern Time on August 14, 2022.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D88896-S50261

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EMBARK TECHNOLOGY, INC.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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D88897-S50261

Embark Technology, Inc.
Proxy Solicited on Behalf of the Board of Directors for the Special Meeting of Stockholders on August 15, 2022

The undersigned hereby appoint(s) Secretary Elaine Chao, Brandon Moak, Pat Grady, and Ian Robertson, and each of them, as the signer(s)' true and lawful agents and proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the matter coming before said meeting, as included on the reverse side of this card, all of the shares of Common Stock of Embark Technology, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at 11:00 AM, Eastern Time on August 15, 2022, virtually at www.virtualshareholdermeeting.com/EMBK2022SM and any adjournment or postponement thereof. The undersigned hereby acknowledge(s) receipt of the Notice of Special Meeting and Proxy Statement and revokes any proxies previously given by the undersigner(s) to vote at the Special Meeting and any adjournments and postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR the approval of the amendment to Embark's Second Amended and Restated Certificate of Incorporation in accordance with the Board of Directors' recommendation.

Continued and to be signed on reverse side